                                                                  EXECUTION COPY

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                           PARENT GUARANTEE AGREEMENT

                                     between

                            MORTGAGEIT HOLDINGS, INC.
                              as Parent Guarantor,

                                       and

                   JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                              as Guarantee Trustee

                           Dated as of April 13, 2005

                                MORTGAGEIT, INC.

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      This PARENT GUARANTEE AGREEMENT, dated as of April 13, 2005, executed and delivered by MORTGAGEIT HOLDINGS, INC., a Maryland corporation (the "Parent
Guarantor") having its principal office at 33 Maiden Lane, New York, NY 10038, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the "Guarantee Trustee"), for the benefit of the
Trust (as defined herein), the Holders (as defined herein) and the Note Holders
(as defined herein) from time to time of the Notes (as defined herein) of
MORTGAGEIT, INC., a New York corporation (the "Company").

                              W I T N E S S E T H :

      WHEREAS, pursuant to an Indenture, dated as of the date hereof (the
"Indenture"), among the Company and JPMorgan Chase Bank, National Association,
as trustee, the Company is issuing Fifty One Million Five Hundred and Fifty
Thousand Dollars ($51,550,000) aggregate principal amount of its junior subordinated notes (the "Notes") having the terms set forth in the Indenture to
MortgageIT Capital Trust I, a Delaware statutory trust (the "Trust"), evidencing loans made to the Company by the Trust of proceeds from the issuance of undivided preferred beneficial interests in the assets of the Trust (the
"Preferred Securities"), and undivided common beneficial interests in the assets of the Trust (collectively, together with the Preferred Securities, the "Trust
Securities");

      WHEREAS, the Parent Guarantor owns one hundred percent (100%) of the outstanding capital stock of the Company, and will substantially benefit from the issuance of the Notes by the Company and the sale of the Preferred
Securities by the Trust; and

      WHEREAS, as incentive for the Holders (as defined herein) to purchase
Preferred Securities from the Trust and for the Trust to purchase the Notes with the proceeds from such purchase, the Parent Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Note
Holders (as defined herein) the Parent Guarantee Payments (as defined herein)
and to make certain other payments on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the purchase by each Holder of
Preferred Securities and the purchase of the Notes by the Trust, the Parent
Guarantor executes and delivers this Parent Guarantee Agreement to provide as follows for the benefit of the Holders and the Note Holders (as defined herein):

                                    ARTICLE I

                         INTERPRETATION AND DEFINITIONS

      SECTION 1.1. Interpretation.

      In this Parent Guarantee Agreement, unless the context otherwise requires:

            (a)    capitalized terms used in this Parent Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.2;

            (b)    the words "include", "includes" and "including" shall be
      deemed to be followed by the phrase "without limitation";

            (c)    all references to "the Parent Guarantee Agreement" or "this
      Parent Guarantee Agreement" are to this Parent Guarantee Agreement, as modified, supplemented or amended from time to time;

            (d)    all references in this Parent Guarantee Agreement to articles and sections are to articles and sections of this Parent Guarantee
      Agreement unless otherwise specified;

            (e)    the words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Parent Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision;

            (f)    a reference to the singular includes the plural and vice
      versa;

            (g)    the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

      SECTION 1.2. Definitions.

      As used in this Parent Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings:

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Beneficiaries" means the Guarantee Trustee, the Delaware Trustee, the Property Trustee, the Administrative Trustees and any successors thereof.

            "Board of Directors" means either the board of directors of the
      Parent Guarantor or any duly authorized committee of that board.

            "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

            "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred, and whether or not contingent and without duplication,
      (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers'
      acceptances or similar facilities issued

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      for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services
      (but excluding trade accounts payable arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Parent Guarantee Agreement or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements; (vii) every obligation of the type referred to in clauses
      (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i)
      through (vii).

            "Event of Default" means a default by the Parent Guarantor on any of its payment or other obligations under this Parent Guarantee Agreement;
      provided, that except with respect to a default in payment of any Parent
      Guarantee Payments, such default shall not be an Event of Default unless the Parent Guarantor shall have received notice of such default in accordance with the terms herein from the Guarantee Trustee, the Trust or any Holder and shall have failed to cure such default within thirty (30)
      days after receipt of such notice.

            "Guarantee Trustee" means JPMorgan Chase Bank, National Association, until a Successor Guarantee Trustee, as defined below, has been appointed and has accepted such appointment pursuant to the terms of this Parent
      Guarantee Agreement, and thereafter means each such Successor Guarantee
      Trustee, in any case solely in its capacity as guarantee trustee and not in its individual capacity.

            "Holder" means any holder, as registered on the books and records of the Trust, of any Preferred Securities; provided, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder"
      shall not include the Parent Guarantor, the Guarantee Trustee or any
      Affiliate of the Parent Guarantor or the Guarantee Trustee.

            "List of Holders" has the meaning specified in Section 2.1.

            "Majority in Liquidation Amount of the Preferred Securities" means a vote by the Holder(s), voting separately as a class, of more than fifty percent (50%) of the aggregate Liquidation Amount of all then outstanding
      Preferred Securities issued by the Trust.

            "Majority in Principal Amount of the Notes" means a vote by the Note
      Holder(s), voting separately as a class, of more than fifty percent (50%)
      of the aggregate principal amount of all then outstanding Notes.

            "Note Holder" means any holder, as registered on the books and records of the Trustee (as defined in the Indenture), of any Notes;
      provided, that, in determining whether the holders of the requisite percentage of Notes have given any request, notice, consent or waiver hereunder, "Note Holder" shall not include either the Parent Guarantor,

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      the Company, the Guarantee Trustee or any Affiliate of either of the
      Parent Guarantor or the Guarantee Trustee.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, President or a Vice
      President of such Person, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such
      Person, and delivered to the Guarantee Trustee. Any Officers' Certificate
      delivered with respect to compliance with a condition or covenant provided for in this Parent Guarantee Agreement (other than the certificate provided pursuant to Section 2.2) shall include:

            (a)    a statement that each officer signing the Officers'
      Certificate has read the covenant or condition and the definitions relating thereto;

            (b)    a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers'
      Certificate;

            (c)    a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d)    a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

            "Parent Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Notes, to the extent not fully and promptly paid or made by the Company immediately after the expiration of any grace or cure period applicable to the Company under the terms of the Indenture: (a) any accumulated and unpaid payments of interest or principal, or other amounts, required to be paid on the
      Notes; and (b) payment of any other amounts to be paid by the Company under the Indenture, including all amounts due to any Beneficiary by the
      Company.

            "Person" means a legal person, including any individual,
      corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof or any other entity of whatever nature.

            "Responsible Officer" means, with respect to the Guarantee Trustee, the officer in the Institutional Trust Services Department of the Trustee
      having direct responsibility for the administration of this Parent
      Guarantee Agreement.

            "Senior Debt" means the principal of and any premium, if any, and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Parent
      Guarantor whether or not such claim for post-petition interest is allowed in such proceeding) all Debt of the Parent Guarantor, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless it is provided in the instrument creating or evidencing the same or pursuant to which the same is outstanding, that such obligations are not superior in right of payment to the Notes.

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            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Parent Guarantee Agreement.

            "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section
      4.1.

Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture as in effect on the date hereof.

                                   ARTICLE II

                                     REPORTS

      SECTION 2.1. List of Holders.

      The Parent Guarantor shall furnish or cause to be furnished to the
Guarantee Trustee at such times as the Guarantee Trustee may request in writing, within thirty (30) days after the receipt by the Parent Guarantor of any such request, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders or Note Holders (each a "List of
Holders") as of a date not more than fifteen (15) days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Parent Guarantor or the Company and is not identical to a previously supplied List of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

      SECTION 2.2. Periodic Reports to the Guarantee Trustee.

      (a)   The Parent Guarantor shall deliver to the Guarantee Trustee, within ninety (90) days after the end of each fiscal year of the Parent Guarantor ending after the date of this Parent Guarantee Agreement, an Officers'
Certificate covering the preceding fiscal year, stating whether or not to the knowledge of the signers thereof the Parent Guarantor is in default in the performance or observance of any of the terms or provisions or any of the conditions of this Parent Guarantee Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Parent Guarantor shall be in default thereof, specifying all such defaults and the nature and status thereof of which they have knowledge.

      (a)   (b) The Parent Guarantor shall furnish (i) to the Guarantee Trustee;
(ii) Taberna Capital Management, LLC, 450 Park, 23rd Floor, New York, New York
10022, or such other address as designated by Taberna Capital Management, LLC);
and (iii) any Owner of the Preferred Securities reasonably identified to the
Company and the Trust (which identification may be made either by such Owner or by Taberna Capital Management, LLC) a duly completed and executed certificate substantively and substantially in the form attached hereto as Exhibit A, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Parent Guarantor not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Guarantor and not later than ninety
(90) days after the end of each fiscal year of the Parent Guarantor.

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      SECTION 2.3. Event of Default; Waiver.

      Neither the Trust nor the Note Holders shall have the right to waive any past Event of Default without the consent of the Holders of a Majority in
Liquidation Amount of the Preferred Securities. The Holders of a Majority in
Liquidation Amount of the Preferred Securities may, on behalf of the Holders, the Trust or the Note Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Parent Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

      SECTION 2.4. Event of Default; Notice.

      (a)   The Guarantee Trustee shall, within ninety (90) days after the occurrence hereunder of a default, transmit to the Trust, the Note Holders, the
Company and the Holders notices of all defaults actually known to the Guarantee
Trustee, unless such defaults have been cured or waived before the giving of such notice. For the purpose of this Section 2.4, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

      (b)   The Guarantee Trustee shall not be deemed to have knowledge of any
Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Parent
Guarantee Agreement shall have obtained written notice, of such Event of Default from the Parent Guarantor, the Company, a Note Holder or a Holder.

                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

      SECTION 3.1. Powers and Duties of the Guarantee Trustee.

      (a)   This Parent Guarantee Agreement shall be held by the Guarantee
Trustee for the benefit of the Holders, the Note Holders and the Trust, and the
Guarantee Trustee shall not transfer this Parent Guarantee Agreement to any
Person except a Holder or Note Holder exercising its rights pursuant to Section
5.4(d) or to a Successor Guarantee Trustee upon acceptance by such Successor
Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee
Trustee of its appointment hereunder, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b)   The rights, immunities, duties and responsibilities of the Guarantee
Trustee shall be as provided by this Parent Guarantee Agreement and there shall be no other duties or obligations, express or implied, of the Guarantee Trustee.
Notwithstanding the foregoing, no provisions of this Parent Guarantee Agreement shall require the Guarantee Trustee to expend or

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risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Parent Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of this Section 3.1. To the extent that, at law or in equity, the Guarantee Trustee has duties and liabilities relating to the Trust, the
Parent Guarantor or the Note Holders or the Holders, the Guarantee Trustee shall not be liable to any Note Holders or the Holders for the Guarantee Trustee's
good faith reliance on the provisions of this Parent Guarantee Agreement. The provisions of this Parent Guarantee Agreement, to the extent that they restrict the duties and liabilities of the Guarantee Trustee otherwise existing at law or in equity, are agreed by the Parent Guarantor and the Note Holders or the
Holders to replace such other duties and liabilities of the Guarantee Trustee.

      (c)   No provision of this Parent Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, negligent failure to act or own willful misconduct, except that:

            (i)    the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee
      Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made; and

            (ii)   the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Note Holders of not less than a Majority in Principal
      Amount of the Notes or, in the case of a waiver under Section 2.3, the
      Holders of not less than a Majority in Liquidation Amount of the Preferred
      Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Parent Guarantee Agreement.

      SECTION 3.2. Certain Rights of the Guarantee Trustee.

      (a)   Subject to the provisions of Section 3.1:

            (i)    the Guarantee Trustee may conclusively rely, and shall be
      fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

            (ii)   any direction or act of the Parent Guarantor contemplated by this Parent Guarantee Agreement shall be sufficiently evidenced by an
      Officers' Certificate unless otherwise prescribed herein;

            (iii)  the Guarantee Trustee may consult with counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action

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      taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon and in accordance with such advice. Such counsel may be counsel to the Guarantee Trustee, the Parent Guarantor or any of their respective Affiliates and may be one of the Guarantee Trustee's employees.
      The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Parent Guarantee
      Agreement from any court of competent jurisdiction;

            (iv)   the Guarantee Trustee shall be under no obligation to
      exercise any of the rights or powers vested in it by this Parent Guarantee
      Agreement at the request or direction of any Holder or Note Holder, unless such Holder or Note Holder shall have provided to the Guarantee Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee;
      provided, that, nothing contained in this Section 3.2(a)(iv) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of
      Default, of its obligation to exercise the rights and powers vested in it by this Parent Guarantee Agreement; provided, further, that nothing contained in this Section 3.2(a)(iv) shall prevent the Guarantee Trustee from exercising its rights under Section 4.2 hereof;

            (v)    the Guarantee Trustee shall not be bound to make any
      investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Guarantee Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Parent Guarantor, personally or by agent or attorney;

            (vi)   the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

            (vii)  whenever in the administration of this Parent Guarantee
      Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right hereunder, the
      Guarantee Trustee (A) may request instructions from the Trust, the Note
      Holders of a Majority in Principal Amount of the Notes or the Holders of a
      Majority in Liquidation Amount of the Preferred Securities, (B) may
      refrain from enforcing such remedy or right or taking such other action until such requested instructions are received and (C) shall be protected in acting in accordance with such instructions; provided, however, that the Guarantee Trustee must first obtain the consent of the Holders of a
      Majority in Liquidation Amount of the Preferred Securities prior to taking any action upon the direction of the Trust;

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            (viii) except as otherwise expressly provided by this Parent
      Guarantee Agreement, the Guarantee Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Parent Guarantee Agreement; and

            (ix)   whenever, in the administration of this Parent Guarantee
      Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the
      Parent Guarantor.

      (b)   No provision of this Parent Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee
Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

      SECTION 3.3. Compensation.

      The Parent Guarantor agrees to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust) and to reimburse the Guarantee
Trustee upon request for all reasonable expenses, disbursements and advances
(including the reasonable fees and expenses of its attorneys and agents)
incurred or made by the Guarantee Trustee in accordance with any provisions of this Parent Guarantee Agreement.

      SECTION 3.4. Indemnity.

      The Parent Guarantor agrees to indemnify and hold harmless the Guarantee
Trustee and any of its Affiliates and any of their officers, directors, shareholders, employees, representatives or agents from and against any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to Section 3.3), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Parent Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The
Guarantee Trustee will not claim or exact any lien or charge on any Parent
Guarantee Payments as a result of any amount due to it under this Parent
Guarantee Agreement. This indemnity shall survive the termination of this Parent
Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

      In no event shall the Guarantee Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Guarantee Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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      In no event shall the Guarantee Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Parent
Guarantee Agreement.

      SECTION 3.5. Securities.

      The Guarantee Trustee or any other agent of the Guarantee Trustee, in its individual or any other capacity, may become the owner or pledgee of the Notes.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

      SECTION 4.1. Guarantee Trustee; Eligibility.

      (a)   There shall at all times be a Guarantee Trustee which shall:

            (i)    not be an Affiliate of the Parent Guarantor or the Company;
      and

            (ii)   be a corporation organized and doing business under the laws of the United States or of any State thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars ($50,000,000), subject to supervision or examination by Federal or State authority and having an office within the United
      States. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 4.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b)   If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

      (c)   If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the
Guarantee Trustee shall either eliminate such interest or resign in the manner and with the effect set out in Section 4.2(c).

      SECTION 4.2. Appointment, Removal and Resignation of the Guarantee
Trustee.

      (a)   Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Parent Guarantor, except during an
Event of Default.

      (b)   The Guarantee Trustee shall not be removed until a Successor
Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Parent Guarantor.

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      (c)   The Guarantee Trustee appointed hereunder shall hold office until a
Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the
Guarantee Trustee and delivered to the Parent Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor
Guarantee Trustee and delivered to the Parent Guarantor and the resigning
Guarantee Trustee.

      (d)   If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within thirty (30) days after delivery to the Parent Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Parent
Guarantor, any court of competent jurisdiction for appointment of a Successor
Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                    ARTICLE V

                                PARENT GUARANTEE

      SECTION 5.1. Parent Guarantee.

      (a)   The Parent Guarantor irrevocably and unconditionally agrees to pay in full to the Note Holders and/or the Beneficiaries, as the case may be, the
Parent Guarantee Payments (without duplication of amounts theretofore timely paid by or on behalf of the Company), as and when due, regardless of any defense
(except for the defense of timely payment by the Company), right of set-off or counterclaim which the Company may have or assert. The Parent Guarantor's obligation to make a Parent Guarantee Payment may be satisfied by direct payment of the required amounts by the Parent Guarantor to the Note Holders and/or the
Beneficiaries, as the case may be, or by causing the Company to pay such amounts to the Note Holders and/or the Beneficiaries, as the case may be. The Parent
Guarantor shall give prompt written notice to the Guarantee Trustee in the event the Parent Guarantor makes any direct payment to the Note Holders and/or the
Beneficiaries, as the case may be.

      (b)   The Parent Guarantor expressly agrees that the guarantee set forth in the immediately preceding paragraph includes, but is not limited to, the guarantee of the full and prompt payment of the Parent Guarantor's obligation to make any and all interest payments on the Notes which would be required to be made by the Company under the Indenture, including, without limitation, any amounts of Additional Interest, the Optional Redemption Price, Liquidation
Amount, the Special Redemption Price, Additional Tax Sums, or any other amount set forth in the Indenture or the Note.

      (c)   All Parent Guarantee Payments made from time to time with respect to this Parent Guarantee Agreement shall be in U.S. dollars.

                                       11

      SECTION 5.2. Waiver of Notice and Demand.

      The Parent Guarantor hereby waives notice of acceptance of the Parent
Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Company, the Trust, the Note Holders or any other
Person before proceeding against the Parent Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      SECTION 5.3. Obligations Not Affected.

      The obligations, covenants, agreements and duties of the Parent Guarantor under this Parent Guarantee Agreement shall be absolute and unconditional, and shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a)    the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Notes to be performed or observed by the Company;

            (b)    [Reserved];

            (c)    any failure, omission, delay or lack of diligence on the part of the Trust or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Trust or the Holders pursuant to the terms of the Notes, or any action on the part of the Company granting indulgence or extension of any kind;

            (d)    the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the
      Company or any of the assets of the Company;

            (e)    any invalidity of, or defect or deficiency in, the Notes;

            (f)    the settlement or compromise of any obligation guaranteed
      hereby or hereby incurred; or

            (g)    any other circumstance whatsoever that might otherwise
      constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Parent
      Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders, the Note Holders or the Trust to give notice to, or obtain the consent of, the Parent Guarantor with respect to the happening of any of the foregoing. No set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the
Parent Guarantor has or may have shall be available hereunder to the Parent
Guarantor against the Trust, any Holder or any Note Holder to reduce the payments thereto under this Parent Guarantee Agreement.

      SECTION 5.4. Rights of Holders, the Note Holders and the Trust.

                                       12

      The Parent Guarantor expressly acknowledges that: (a) this Parent
Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders, the Note Holders and the Trust; (b) the Guarantee
Trustee has the right to enforce this Parent Guarantee Agreement on behalf of the Holders, the Note Holders and the Trust; (c) the Holders of a Majority in
Liquidation Amount of the Preferred Securities, the Note Holders of a Majority
in Principal Amount of the Notes and the Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Parent Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this
Parent Guarantee Agreement (provided, however, the Trust shall not exercise such right without the consent of the Holders of a Majority in Liquidation Amount of
the Preferred Securities); and (d) the Trust, any Note Holder or any Holder may
institute a legal proceeding directly against the Parent Guarantor to enforce their respective rights under this Parent Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Company or any other Person.

      SECTION 5.5. Guarantee of Payment.

      This Parent Guarantee Agreement creates a guarantee of payment and not of collection. This Parent Guarantee Agreement will not be discharged except by payment of the Parent Guarantee Payments in full (without duplication of amounts theretofore paid by the Company) or upon payment in full of the Notes and all amounts owed by the Company under the Indenture to the Note Holders or beneficiary thereof.

      SECTION 5.6. Subrogation.

      The Parent Guarantor shall be subrogated to all (if any) rights of the
Trust, the Note Holders and the Holders against the Company in respect of any amounts paid to the Trust or the Note Holders by the Parent Guarantor under this
Parent Guarantee Agreement and shall have the right to waive payment by the
Company pursuant to Section 5.1; provided, that, the Parent Guarantor shall not
(except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Parent Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Parent Guarantee Agreement. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence, the Parent Guarantor agrees to hold such amount in trust for the Holders, Note
Holders and the holders of any beneficial interests thereof and to pay over such amount to the appropriate Note Holder or Holder, as applicable.

      SECTION 5.7. Independent Obligations.

      The Parent Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Notes, any other guarantee agreement and with respect to any obligations of the Parent
Guarantor, the Trust or the Company with respect to the Notes and the Preferred
Securities and that the Parent Guarantor shall be liable as principal and as debtor hereunder to make Parent Guarantee Payments pursuant to the terms of this
Parent Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3.

                                       13

      SECTION 5.8. Enforcement.

      A Beneficiary or a Note Holder may enforce the Obligations of the Parent
Guarantor contained in Section 5.1(c) directly against the Parent Guarantor, and the Parent Guarantor waives any right or remedy to require that any action be brought against the Company or any other person or entity before proceeding against the Parent Guarantor.

                                   ARTICLE VI

                                  SUBORDINATION

      SECTION 6.1. Subordination.

      (a)   The obligations of the Parent Guarantor under this Parent Guarantee
Agreement will constitute unsecured obligations of the Parent Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Parent
Guarantor.

      (b)   The right of the Parent Guarantor to participate in any distribution of assets of any of its subsidiaries upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Parent Guarantor may itself be recognized as a creditor of that subsidiary. Accordingly, the Parent Guarantor's obligations under this Parent Guarantee Agreement will be effectively subordinated to all existing and future liabilities of the Parent Guarantor's subsidiaries, and claimants should look only to the assets of the Parent
Guarantor for payments thereunder.

      SECTION 6.2. Pari Passu Guarantees.

      The obligations of the Parent Guarantor under this Parent Guarantee
Agreement shall rank pari passu with the obligations of the Parent Guarantor under any similar guarantee agreements issued by the Parent Guarantor with respect to notes (if any) similar to the Notes, issued by the Company or other
Affiliate of the Parent Guarantor and related to trusts other than the Trust established or to be established by the Company (if any), in each case similar to the Trust.

                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.1. Termination.

      This Parent Guarantee Agreement shall terminate and be of no further force and effect upon (a) full payment of the Redemption Price of all Preferred
Securities or (b) full payment of the Notes and all amounts payable in accordance with the Indenture upon liquidation of the Trust. Notwithstanding the foregoing, this Parent Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder, the Note Holder or the Trust must restore payment of any sums paid with respect to Preferred
Securities (including amounts paid under that certain Guarantee Agreement issued by the Company and the Parent

                                       14

Guarantor to JPMorgan Chase Bank, National Association, as guarantee trustee, dated even herewith with respect to the Preferred Securities, the Notes or this
Parent Guarantee Agreement). The obligations of the Parent Guarantor under
Sections 3.3 and 3.4 shall survive any such termination or the resignation and removal of the Guarantee Trustee.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1. Successors and Assigns.

      All guarantees and agreements contained in this Parent Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Parent Guarantor and shall inure to the benefit of the Trust and the Holders or the Note Holders. Except in connection with a consolidation, merger or sale involving the Parent Guarantor that is permitted under Article IX hereof, and pursuant to which the successor or assignee agrees in writing to perform the
Parent Guarantor's obligations hereunder, the Parent Guarantor shall not assign its rights or delegate its obligations hereunder without the prior approval of the Holders of a Majority in Liquidation Amount of the Preferred Securities.

      SECTION 8.2. Amendments.

      Except with respect to any changes that do not adversely affect the rights of the Trust and of the Holders in any material respect (in which case no consent of the Holders will be required), this Parent Guarantee Agreement may only be amended with the prior approval of the Parent Guarantor, the Guarantee
Trustee, the Trust and the Holders of not less than a Majority in Liquidation
Amount of the Preferred Securities. The provisions of Article VI of the Trust
Agreement (as defined in the Indenture) concerning meetings or consents of the
Holders shall apply to the giving of such approval.

      SECTION 8.3. Notices.

      Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

            (a)    if given to the Parent Guarantor, to the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Parent Guarantor may give notice to the Guarantee Trustee and the Holders:

                                       15

                   MortgageIT Holdings, Inc.
                   33 Maiden Lane
                   New York, NY 10038
                   Facsimile No.: (212) 651-7738
                   Attention: Glenn J. Mouridy

            (b)    if given to the Trust, at the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Trust may give notice to the Guarantee Trustee and the Holders:

                   MortgageIT Capital Trust I
                   c/o MortgageIT Holdings, Inc.
                   33 Maiden Lane
                   New York, NY 10038
                   Facsimile No.: (212) 651-7738
                   Attention: Glenn J. Mouridy

            (c)    if given to the Company, at the address or facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Company may give notice to the
      Guarantee Trustee and the Holders:

                   MortgageIT, Inc.
                   c/o MortgageIT Holdings, Inc.
                   33 Maiden Lane
                   New York, NY 10038
                   Facsimile No.: (212) 651-7738
                   Attention: Glenn J. Mouridy

            (d)    if given to the Guarantee Trustee, at the address or
      facsimile number set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantee Trustee may give notice to the Parent Guarantor and the Holders:

                   JPMorgan Chase Bank, National Association
                   600 Travis, 50th Floor
                   Houston, Texas 77002
                   Facsimile No.: (713) 216-2101
                   Attention: Institutional Trust Services--MortgageIT
                              Capital Trust I

            (e)    if given to any Note Holder, at the address set forth on the books and records of the Trustee (as defined in the Indenture), and if to any Holder, at the address set forth in the books and records of the
      Trust.

      All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                                       16

      SECTION 8.4. Benefit.

      This Parent Guarantee Agreement is solely for the benefit of the Trust, the Note Holders and the Holders and is not separately transferable from the
Notes.

      SECTION 8.5. Governing Law.

      THIS PARENT GUARANTEE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH
PARTY HERETO, SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY
THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS
PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

      SECTION 8.6. Submission to Jurisdiction.

      ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH
RESPECT TO OR ARISING OUT OF THIS PARENT GUARANTEE AGREEMENT MAY BE BROUGHT IN
OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW
YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK
(IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF
THIS PARENT GUARANTEE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT
OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE
AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING
OUT OF OR IN CONNECTION WITH THIS PARENT GUARANTEE AGREEMENT.

      SECTION 8.7. Counterparts.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 8.8. The Indenture.

      Each of the parties hereto hereby acknowledges that it is familiar with the terms of the Indenture. The Indenture shall be deemed to be specifically described in this Parent Guarantee Agreement.

                                   ARTICLE IX

    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE AND OWNERSHIP OF THE
                                    COMPANY

      SECTION 9.1. Parent Guarantor May Consolidate, etc., Only on Certain
Terms.

      The Parent Guarantor shall not consolidate with or merge into any other
Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and

                                       17

no Person shall consolidate with or merge into the Parent Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the
Parent Guarantor, unless:

      (a)   if the Parent Guarantor shall consolidate with or merge into another
Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Parent Guarantor is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Parent Guarantor substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the
District of Columbia unless otherwise approved by Holders of a Majority
Liquidation Amount of the Preferred Securities and shall expressly assume, in writing, executed and delivered to the Guarantee Trustee, in form reasonably satisfactory to the Guarantee Trustee, the due and punctual payment of the
Parent Guarantee Payments required hereunder and the performance of every covenant and obligation of the Parent Guarantor to be performed under this
Parent Guarantee Agreement on the part of the Parent Guarantor to be performed or observed;

      (b)   immediately after giving effect to such transaction, no Event of
Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

      (c)   the Parent Guarantor has delivered to the Guarantee Trustee an
Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a written agreement evidencing any assignment or assumption is required in connection with such transaction, any such agreement complies with this Article IX and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers' Certificate and
Opinion of Counsel as conclusive evidence that such transaction complies with this Section 9.1.

      SECTION 9.2. Dividends, Distributions and Payments.

      So long as any Notes or Preferred Securities remain outstanding, if there shall have occurred and be continuing an Event of Default, then the Parent
Guarantor shall not and shall not permit the Company to (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make liquidation payment with respect to, any of its respective capital stock (other than payments of dividends or distributions by the Company to the Parent Guarantor, its successor or any of its Subsidiaries, provided that such Subsidiary is wholly-owned, directly or indirectly, by the Parent Guarantor) or (b) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or the Parent Guarantor that rank pari passu in all respects with or junior in interest to the Notes
(other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company or the Parent Guarantor by either the Company or the Parent Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one of more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company or the Parent Guarantor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the occurrence of such Event of Default, (ii)
as a result of an exchange or conversion of any class or series of the Company's or the Parent Guarantor's capital stock (or any capital stock of a subsidiary of either

                                       18

the Company or the Parent Guarantor) for any class or series of the Company's or the Parent Guarantor's capital stock or any class of series of the Company's or the Parent Guarantor's indebtedness for any class or series of the Company's or the Parent Guarantor's capital stock, (iii) the purchase of fractional interests in shares of the Company's or the Parent Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) any declaration of a dividend in connection with any rights plan, the issuance of rights, stock or other property under any rights plan or the redemption or repurchase of rights pursuant thereto, or (v)
any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

      SECTION 9.3. Successor Company Substituted.

      Upon any consolidation or merger by the Parent Guarantor with or into any other Person, or any conveyance, transfer or lease by the Parent Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 9.1 and the execution and delivery to the Trustee of the written agreement described in Section 9.1(a), the successor entity formed by such consolidation or into which the Parent Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor under this
Parent Guarantee Agreement with the same effect as if such successor Person had been named as the Parent Guarantor herein; and in the event of any such conveyance, or transfer, or lease following the execution and delivery of such written agreement, the Parent Guarantor shall be discharged from all obligations and covenants under the Parent Guarantee Agreement and the Notes.

      SECTION 9.4. Ownership of the Company.

      At all times while this Parent Guarantee Agreement is in effect and while any of the obligations of the Parent Guarantor hereunder remain outstanding, one hundred percent (100%) of the outstanding capital stock of the Company shall be owned by the Parent Guarantor.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

      SECTION 10.1. Representations and Warranties of Parent Guarantor.

      The Parent Guarantor hereby represents and warrants for the benefit of the
Note Holders and the Holders that:

      (a)   the Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Maryland;

      (b)   the Parent Guarantor has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Parent
Guarantee Agreement and has

                                       19

taken all necessary action to authorize the execution, delivery and performance by it of this Parent Guarantee Agreement;

      (c)   this Parent Guarantee Agreement has been duly authorized, executed and delivered by the Parent Guarantor and constitutes the legal, valid and binding agreement of the Parent Guarantor enforceable against the Parent
Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

      (d)   the execution, delivery and performance of this Parent Guarantee
Agreement have been duly authorized by all necessary corporate or other action on the part of the Parent Guarantor and do not require any approval of stockholders of the Parent Guarantor and such execution, delivery and performance will not (i) violate the articles or certificate of incorporation or by-laws (or other organizational documents) of the Parent Guarantor or (ii)
violate any applicable law, governmental rule or regulation governing the Parent
Guarantor, any material agreement to which it is a party or any material portion of its property or any order, judgment or decree applicable to the Company or the Parent Guarantor, respectively, or any material portion of its property;

                            [SIGNATURE PAGE FOLLOWS]

                                       20

      IN WITNESS WHEREOF, the undersigned have executed this Parent Guarantee
Agreement as of the date first above written.

                                 MORTGAGEIT HOLDINGS, INC.

                                 By: /s/ Glenn J. Mouridy
                                     Name:  Glenn J. Mouridy
                                     Title: President & Chief Financial Officer

                                 JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
                                 as Guarantee Trustee

                                 By: /s/ Maria D. Calzado
                                     Name:  Maria D. Calzado
                                     Title: Vice President

                                       G-1

                                                                       EXHIBIT A

                         OFFICER'S FINANCIAL CERTIFICATE

      The undersigned, the [Chairman/Vice Chairman/Chief Executive
Officer/President/Vice President/Chief Financial Officer/Treasurer/Assistant
Treasurer], hereby certifies pursuant to Section 2.2(b) of the Parent Guarantee
Agreement, dated as of April 13 (the "Parent Guarantee Agreement"), between
MortgageIT Holdings, Inc. (the "Parent Guarantor"), JPMorgan Chase Bank,
National Association, as guarantee trustee, that, as of [date], [20__].

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Parent Guarantor and its consolidated subsidiaries for the three years ended _______, 20___].

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Parent Guarantor and its consolidated subsidiaries for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Parent Guarantor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [QUARTER] [ANNUAL] period ended [DATE], 20__, and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

      IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial
Certificate as of this _____ day of _____________, 20__.

                                     MortgageIT Holdings, Inc.

                                     By:_______________________________________

                                     Name:_____________________________________

                                     MortgageIT Holdings, Inc.
                                     33 Maiden Lane
                                     New York, NY 10038
                                     Telephone No.: (212) 651-7656

                                       G-2

                                TABLE OF CONTENTS

   Section 4.2.    Appointment, Removal and Resignation of

                                        i

                                TABLE OF CONTENTS
                                   (continued)

ARTICLE IX    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR
              LEASE AND OWNERSHIP OF THE COMPANY..............................18

   Section 9.1.    Parent Guarantor May Consolidate, etc.,

   Section 10.1.   Representations and Warranties of Parent
                   Guarantor..................................................20

                                       ii